PROMISSORY NOTE

$ 10,000.00	March 4,2014
Fort Lauderdale, Florida

FOR VALUE RECEIVED, the undersigned, WALL STREET MEDIA CO, INC. promises to pay to the order of WALL-STREET.COM, LLC (the “Holder”) the principal sum of TEN THOUSAND and no/l00s Dollars (US $10,000.00) together with interest at the rate of five percent (5.0%) per annum). Payments of all unpaid principal and accrued interest shall be due and payable to the Holder in full on or before March 10, 2016 (the “Maturity Date”) unless sooner paid by the Holder. All payments of principal and interest shall be made to the Holder in lawful money of the United States at 6301 N. W. 5th Way, Fort Lauderdale, Florida 33309, or such other address as the Holder shall designate in writing.

THE UNDERSIGNED shall have the right to make prepayments of principal at any time prior the Maturity Date in any amount without premium or penalty, provided that such prepayment shall not defer or postpone the scheduled date of payment for any remaining payment provided for herein.

AFTER MATURITY or acceleration, unpaid principal and accrued interest shall be interest at the rate of fifteen percent (15%) per annum until paid in full. The undersigned agrees to pay to the Holder on demand all costs and expenses (including reasonable attorney’s fees), if any, paid or incurred by the Holder hereof in connection with the enforcement of any of the rights a remedies of the Holder under this Note.

THE UNDERSIGNED hereby waives demand and presentment for payment, notice of dishonor, protest, notice of acceleration and diligence in collection and consents to any extension or modification of time for payment or partial payment of this Note, before, at or after maturity, to the addition or release of any other party primarily or secondarily liable for the payment of the indebtedness evidenced by this Note. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

EXECUTED on this 4th day of March 4,2014.

WALL STREET MEDIA CO, INC.

By:	/s/ Jerrold D. Burden
Jerrold D. Burden, President and CEO